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                                                                    EXHIBIT 15.1

FINANCIAL HOLDING COMPANIES ACT

                                     2000-10-23         Act No. 6274
      Amended By                     2002-4-27          Act No. 6692
                                     2005-1-27          Act No. 7344
                                     2005-5-31          Act No. 7531

CHAPTER I GENERAL PROVISIONS

ARTICLE 1 (PURPOSE)

      The purpose of this Act is to facilitate incorporations of financial holding companies and to soundly manage both financial holding companies and their subsidiaries with the aim of bolstering the financial industry's competitiveness and contributing to the development of the national economy.

ARTICLE 2 (DEFINITIONS)

      (1) The definitions of terms used in this Act shall be as follows:
      <Amended by Act No. 6692, Apr. 27, 2002>

      1. The term "financial holding company" (including equity; hereinafter the same shall apply) means a company whose primary business is to control (hereinafter referred to as "control") companies engaged in the financial business (hereinafter referred to as "financial institutions") and other companies related closely to the operations of the financial business through the ownership of their stocks, according to the standards prescribed by the Presidential Decree, and which controls one or more financial institutions, and for which an authorization under Article 3 has been granted;

      2. The term "subsidiary" means a company controlled by a financial holding company;

      3. The term "sub-subsidiary" means a company controlled by a subsidiary;

      4. The terms "complete holding company" and "complete subsidiary" mean, in the event that a financial holding company owns the total number of stocks issued by a subsidiary, such financial holding company and such subsidiary, respectively;

      5. The term "bank holding company" means a financial holding company that controls the company falling under any of the following items:

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      (a) A financial institution (hereinafter referred to as a "bank")
      established under the Banking Act;

      (b) A long-term credit bank established under the Long-Term Credit Bank
      Act;

      (c) A financial institution, prescribed by the Presidential Decree, which runs the banking business under Article 2 (1) 1 of the Banking Act; or

      (d) A financial holding company that controls financial institutions referred to in items (a) through (c);

      6. The term "local bank holding company" means a bank holding company that does not control any bank or any bank holding company falling under the following items:

      (a) A bank whose business area covers the whole nation; and

      (b) A bank holding company controlling the banks of item (a);

      7. The term "same person" means a person himself and other person in a special relationship, prescribed by the Presidential Decree, with the former (hereinafter referred to as a "specially related person");

      8. The term "non-financial devotee" means a company falling under any of the following items:

      (a) The same person concerned, in case where the sum of total capital amount (referring to the amount obtained by subtracting total liability amount from total asset amount in the balance sheet; hereinafter the same shall apply) of the non-financial companies (referring to companies in the operation of business other than the financial business prescribed by the Presidential Decree; hereinafter the same shall apply) among the same person is not less than 25/100 of the sum of total capital amount of those being companies among the same person concerned;

      (b) The same person concerned, in case where the sum of total capital amount of the non-financial companies among the same person is not less than two trillion won and also not less than the amount prescribed by the Presidential Decree; or

      (c) The securities investment company concerned, in case where a person falling under item (a) or (b) possesses (referring to the case where the same person holds the voting rights by means of possession of the stocks under his name or other's name, or by means of contract, etc.; hereinafter the same shall apply) stocks of a securities investment company under the Securities Investment Company Act (hereinafter referred to as the "securities investment company") in excess of 4/100 of the total outstanding stocks; and

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      9. The term "large stockholder" means a stockholder falling under any of the following items:

      (a) One stockholder concerned, in case where the same person including a stockholder of a bank holding company possesses stocks with voting rights of the bank holding company in excess of 10/100 (15/100 in case of a local bank holding company) of the total outstanding stocks; or

      (b) One stockholder concerned, in case where the same person including a stockholder of a bank holding company (excluding local bank holding companies) possesses stocks with voting rights of the bank holding company in excess of 4/100 of the total outstanding stocks (excluding the stocks whose voting rights shall not be exercised under Article 8-2 (2)), and where the same person concerned, who is the largest stockholder, actually exercises influence in the major operations of the bank holding company concerned, the subsidiary and the subsidiary (hereinafter referred to as the "bank hold company, etc.") by means of appointment and dismissal, etc. of officers in a manner prescribed by the Presidential Decree.

      (2) The scope of the financial business, the scope of companies related closely to operations of the financial business and the standards for the primary business referred to in paragraph (1) 1 shall be determined by the Presidential Decree.

CHAPTER II INCORPORATIONS, ETC. OF FINANCIAL HOLDING COMPANIES

ARTICLE 3 (AUTHORIZATION)

      (1) Any person who intends to run a financial holding company shall obtain an authorization thereof from the Financial Supervisory Commission.

      (2) Any person who intends to obtain the authorization referred to in paragraph (1) shall file with the Financial Supervisory Commission an application therefor under the conditions as prescribed by the Presidential Decree.

      (3) The Financial Supervisory Commission may attach conditions to the authorization referred to in paragraph (1).

      (4) Any financial holding company shall, where it is granted the authorization under paragraph (1), be deemed to file a report in accordance with Article 8 of the Monopoly Regulation and Fair Trade Act.

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ARTICLE 4 (REQUIREMENTS FOR AUTHORIZATION)

      (1) Any person who intends to get the authorization under Article 3 shall meet all the requirements of the following subparagraphs: <Amended by Act No. 6692, Apr. 27, 2002>

      1. The business plan is required to be appropriate and sound as a stock corporation;

      2. The business plan of a company that will become a subsidiary or a sub-subsidiary (in the case falling under the proviso of Article 19 (2), a company controlled by a sub-subsidiary shall be included: hereinafter referred to as "subsidiaries, etc.") is required to be appropriate and sound;

      3. Major investors under the Presidential Decree are required to be able to make adequate investments, financially sound and socially credible;

      4. The financial standing and business management of a company that will become a financial holding company and its subsidiaries, etc. are required to be sound; and

      5. Where a holding company becomes a complete holding company through an all-inclusive stock swap pursuant to the provisions of Article 360-2 of the Commercial Act (hereinafter referred to as the "stock swap") or an all-inclusive stock transfer pursuant to the provisions of Article 360-15 of the same Act (hereinafter referred to as the "stock transfer"), the swap ratio of stocks is required to be appropriate.

      (2) Detailed requirements for granting the authorization of paragraph (1) shall be prescribed by the Presidential Decree.

ARTICLE 5 (CONSULTATIONS WITH FAIR TRADE COMMISSION)

      In granting the authorization in accordance with Article 3, the Financial Supervisory Commission shall consult in advance with the Fair Trade Commission about matters falling under each of the following subparagraphs:

      1. Matters relating to limiting acts performed by any holding company under Article 8-2 (1) of the Monopoly Regulation and Fair Trade Act and matters relating to limiting incorporations of holding companies under
      Article 8-3 of the same Act; and

      2. Matters relating to whether the related market is actually limiting competition.

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ARTICLE 6 (PUBLICATION OF AUTHORIZATION, ETC.)

      The Financial Supervisory Commission shall, when it grants an authorization in accordance with Article 3 or revokes an authorization in accordance with Article 57 (2), publish without any delay its actions in the Official Gazette and make such actions known to the public, making use of the personal computer communications, etc.

CHAPTER III OWNERSHIP LIMITS, ETC. FOR FINANCIAL HOLDING COMPANIES

ARTICLE 7 (LIMIT ON CONTROL RELATIONSHIP BETWEEN FINANCIAL INSTITUTIONS AND FINANCIAL HOLDING COMPANIES)

      A financial holding company shall not be in the control relationship (hereafter in this Article referred to as the "control relationship"), prescribed by the Presidential Decree, with any financial institutions (including any financial institutions incorporated in accordance with the foreign Acts and subordinate statutes): Provided, That this shall not apply to the case falling under any of the following subparagraphs:

      1. Where a financial holding company is in the control relationship with another financial holding company, and where the requirements prescribed by the Presidential Decree are met; or

      2. Where a securities investment company is in the control relationship with a financial holding company.

      [This Article Wholly Amended by Act No. 6692, Apr. 27, 2002]

ARTICLE 8 (LIMIT, ETC. ON POSSESSION OF STOCKS OF BANK HOLDING COMPANY)

      (1) The same person shall not hold stocks of any bank holding company in excess of 10/100 of the total number of voting stocks issued by such bank holding company: Provided, That this shall not apply to the cases falling under any of the following subparagraphs, paragraph (3) and Article 8-2
      (3):

      1. Where the Government or the Korea Deposit Insurance Corporation established in accordance with the Depositor Protection Act holds stocks issued by any bank holding company;

      2. Where stocks of a bank holding company concerned which is controlled by a financial holding company are being held; or

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      3. Where less than 15/100 of the total number of the voting stocks of a local bank holding company are being held.

      (2) When the same person (excluding those prescribed by the Presidential Decree) comes to fall under any of the following subparagraphs, he shall report the Financial Supervisory Commission in the manner prescribed by the Presidential Decree:

      1. When he holds in excess of 4/100 of the total number of outstanding stocks with voting right of a bank holding company (excluding a local bank holding company; hereafter in this paragraph the same shall apply);

      2. When the same person who falls under subparagraph 1 becomes the largest stockholder of the bank holding company concerned; or

      3. When the proportion of stock possession of the same person who falls under subparagraph 1 changes above 1/100 of the total outstanding stocks with voting right of the bank holding company concerned.

      (3) Notwithstanding the provisions of the main sentence in the part other than the subparagraphs of paragraph (1), whenever the same person exceeds the respective limit classified in the following subparagraphs, he may hold the stocks of a bank holding company on the respective approval of the Financial Supervisory Commission: Provided, That the Financial Supervisory Commission may approve, only when it regards it necessary in consideration of the possibility of contribution to the efficiency and soundness of the banking business, the stock distribution among the stockholders of the bank holding company concerned, etc., by designating other possession limits besides the limits stipulated in the subparagraphs, and in case where the same person intends to hold in excess of the approved limit, he shall again obtain a separate approval from the Financial Supervisory Commission:

      1. Limit stipulated in the main sentence of paragraph (1) excluding the subparagraphs thereof (in the case of a local bank holding company, the limit stipulated in paragraph (1) 3);

      2. 25/100 of the total number of outstanding stocks with voting right of the bank holding company concerned; and

      3. 33/100 of the total number of outstanding stocks with voting right of the bank holding company concerned.

      (4) In case where the Financial Supervisory Commission does not approve pursuant to the provisions of paragraph (3), it shall clarify the valid reason and inform the applicant of it within the time frame

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      prescribed by the Presidential Decree.

      (5) In applying the provisions of paragraph (3), the qualifications of the persons eligible to hold the stocks of a bank holding company, requirements and procedures of approval regarding the possession of stocks, and other necessary matters shall be prescribed by the Presidential Decree considering the possibility of danger that will obstruct the soundness of the bank holding company concerned, the appropriateness of the asset size and the financial status, the size of credit grant by the bank holding company concerned, and the possibility to contribute to the efficiency and soundness of the financial industry, etc.

      (6) In case where a securities investment company holds stocks of a bank holding company with approval pursuant to the provisions of paragraph (3), the provisions of Article 28 (2) 1 and 2 of the Securities Investment Company Act shall not apply to the securities investment company concerned.

      [This Article Wholly Amended by Act No. 6692, Apr. 27, 2002]

ARTICLE 8-2 (LIMITATION ON POSSESSION OF STOCKS, ETC. OF NON-FINANCIAL DEVOTEE)

      (1) Notwithstanding the provisions of Article 8 (1), a non-financial devotee (including those excluded from the enterprise group, etc. subject to limitations on mutual investment under Article 14-2 of the Monopoly Regulation and Fair Trade Act, and consequently becoming not to fall under the non-financial devotee category, for whom the period of time prescribed by the Presidential Decree from the date of such exclusion has not yet elapsed; hereafter in paragraph (2), the same shall apply) shall not possess in excess of 4/100 (15/100, in the case of a local bank holding company) of the total outstanding stocks with voting right of a bank holding company.

      (2) Notwithstanding the provisions of paragraph (1), in case where a non-financial devotee has been approved by the Financial Supervisory Commission by satisfying the requirements of financial soundness, etc. prescribed by the Presidential Decree on condition that it shall not exercise the voting right of the stocks of a bank holding company that it intends to hold in excess of the limit of paragraph (1) (excluding the case of a local bank holding company), it may hold stocks up to the limit stipulated in the main sentence in the part other than the subparagraphs of Article 8 (1).

      (3) Notwithstanding the provisions of paragraph (1) and (2), the provisions of Article 8 (1) and (3) shall apply to a non-financial devotee who has filed with the Financial Supervisory Commission and has been approved the plan to changeover (hereinafter referred to as the "changeover plan") within two years not to stay as being a non-financial devotee any more.

      (4) The approval requirements for the changeover plan and other necessary matters regarding the

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      deliberation of approval shall be prescribed by the Presidential Decree.

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

ARTICLE 8-3 (APPRAISAL, CHECKUP, ETC OF CHANGEOVER PLAN)

      (1) A non-financial devotee, who intends to apply for approval in accordance with the provisions of Article 8-2 (3), shall file a changeover plan with the Financial Supervisory Commission, and in case where the Financial Supervisory Commission acknowledges an appraisal by an expert organization is needful, the appraisal may be executed as stipulated by the Financial Supervisory Commission.

      (2) The Financial Supervisory Commission shall periodically checkup the compliance status of the changeover plan of the non-financial devotee (hereinafter referred to as the "object of changeover"), who holds stocks of a bank holding company in excess of the limit stipulated in Article 8-2
      (1) after the changeover plan has been approved in accordance with the provisions of paragraph (3) of the same Article, and announce in public the result by means of personal computer communication, etc.

      (3) In case where an object of changeover is not acknowledged to be executing the changeover plan as the result of a checkup pursuant to the provisions of paragraph (2), the Financial Supervisory Commission may set up a time frame of up to six months and order him to execute it.

      (4) An object of changeover who falls under any of the following subparagraphs shall not be eligible to exercise the voting right of the stocks of a bank holding company held in excess of the limit stipulated in
      Article 8-2 (1):

      1. An object of changeover who has been ordered by the Financial Supervisory Commission to execute pursuant to the provisions of paragraph
      (3); or

      2. An object of changeover who has been ascertained to have been involved in an illegal dealing with a bank holding company, etc. as the result of an inspection by the Governor of the Financial Supervisory Service pursuant to Article 51-2 (1) 2.

      (5) In case where an object of changeover falls under any of the following subparagraphs, the Financial Supervisory Commission may set up a time frame of up to six months and order him to dispose of the surplus stocks of a bank holding company held in excess of the limit stipulated in
      Article 8-2 (1):

      1. Where an execution order pursuant to the provisions of paragraph (3) is not executed; or

      2. Where he falls under paragraph (4) 2.

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      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

ARTICLE 9

      Deleted. <by Act No. 6692, Apr. 27, 2002>

ARTICLE 10 (LIMITATIONS PLACED ON VOTING RIGHTS ON STOCKS HELD IN EXCESS OF
LIMIT)

      (1) Any person who holds stocks issued by a bank holding company in excess of the stock-holding limit described in Articles 8 (1) and (3) or 8-2 (1) and (2) shall be prohibited from exercising voting rights on any stocks held in excess of the stock-holding limit and make without any delay his stockholdings consistent with the stock-holding limit. <Amended by Act No. 6692, Apr. 27, 2002>

      (2) With respect to any person who fails to observe the provisions of paragraph (1), the Financial Supervisory Commission may order him to dispose of stocks held in excess of the stock-holding limit within a fixed period of not more than 6 months.

ARTICLE 10-2 (DELIBERATION OF ELIGIBILITY, ETC. OF STOCKHOLDERS EXCEEDING LIMIT OF POSSESSION)

      (1) The Financial Supervisory Commission shall deliberate in accordance with the prescriptions of the Presidential Decree whether those holding stocks of a bank holding company pursuant to the provisions of Articles 8
      (3) and 8-2 (3) (hereafter in this article referred to as "stockholders exceeding the limit of possession") keep on satisfying the qualifications and requirements for approval under Article 8 (5) (hereafter in this Article referred to as the "requirements of excessive possession") even after they hold the stocks concerned.

      (2) When necessary for the deliberation pursuant to the provisions of paragraph (1), the Financial Supervisory Commission may ask a bank holding company or stockholders exceeding limit of possession to provide necessary data or information.

      (3) When the Financial Supervisory Commission acknowledges the stockholders exceeding the limit of possession do not satisfy the requirements of excessive possession as the result of deliberation pursuant to the provisions of paragraph (1), it may set up a time frame of up to six months and order them to satisfy the requirements of excessive possession.

      (4) The stockholders who have been ordered pursuant to the provisions of paragraph (3) shall not be eligible to exercise the voting right of the stocks of a bank holding company held in excess of the

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      limit stipulated in Article 8 (3) 1 (in case where the stockholders exceeding the limit of possession are non-financial devotees, the limit stipulated in Article 8-2 (1) applies; hereafter the same shall apply in paragraph (5)) till they execute such order.

      (5) When the stockholders exceeding the limit of possession do not execute the order pursuant to the provisions of paragraph (3), the Financial Supervisory Commission may set up a time frame of up to six months and order them to dispose of the surplus stocks of a bank holding company held in excess of the limit stipulated in Article 8 (3) 1.

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

ARTICLES 11 AND 12

      Deleted. <by Act No. 6692, Apr. 27, 2002>

ARTICLE 13 (EXCEPTIONS FOR BANK HOLDING COMPANY)

      Any bank holding company may hold voting stocks issued by a bank in excess of 10/100 of the total number of voting stocks issued by such bank, notwithstanding the main sentence of Article 15 (1) of the Banking Act.
      <Amended by Act No. 6692, Apr. 27, 2002>

ARTICLE 14

      Deleted. <by Act No. 6692, Apr. 27, 2002>

CHAPTER IV BUSINESS OF FINANCIAL HOLDING COMPANY AND INCORPORATION OF COMPANY INTO SUBSIDIARY, ETC.

ARTICLE 15 (BUSINESS)

      Any financial holding company shall be prohibited from running other business for the purpose of earning profits except for the business that is prescribed by the Presidential Decree as incidental to the business of managing its subsidiaries.

ARTICLE 16 (APPROVAL FOR INCORPORATION OF COMPANY INTO SUBSIDIARY)

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      (1) Any financial holding company (excluding any financial holding company that is controlled by other financial holding company; hereafter the same in this Chapter shall apply) shall, where it incorporates a company into a new subsidiary and its subsidiary incorporates a company into a new sub-subsidiary, obtain approval thereof from the Financial Supervision Commission.

      (2) Any person who intends to obtain approval under paragraph (1) shall file an application therefor with the Financial Supervisory Commission under the conditions as prescribed by the Presidential Decree.

      (3) The Financial Supervisory Commission may attach conditions to the approval given under paragraph (1).

ARTICLE 17 (REQUIREMENTS FOR APPROVING INCORPORATION OF COMPANY INTO SUBSIDIARY)

      (1) Any financial holding company that intends to obtain the approval described in Article 16 shall meet requirements falling under each of the following subparagraphs: <Amended by Act No. 6692, Apr. 27, 2002>

      1. The business plan of a company incorporated into subsidiaries, etc. is required to be appropriate and sound;

      2. The financial standing and business management of such financial holding company and its subsidiaries, etc. are required to be sound; and

      3. The stock swap is required to be appropriate in the event that a company is incorporated into a subsidiary, etc. through the stock swap.

      (2) In giving the approval of paragraph (1), the Financial Supervisory Commission shall consult in advance with the Fair Trade Commission about whether the incorporation of a company into a subsidiary, etc. substantially limits competition on the related market.

      (3) Detailed requirements for giving the approval of paragraph (1) shall be determined by the Presidential Decree.

ARTICLE 18 (REPORT ON INCORPORATION OF COMPANY INTO SUBSIDIARY, ETC.)

      (1) Any financial holding company that has incorporated a company, prescribed by the Presidential

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      Decree taking into account the type and characteristics, etc. of such company (hereinafter referred to as a "company subject to report"), into a subsidiary, etc. shall file a report thereof with the Financial Supervisory Commission under the conditions as prescribed by the Presidential Decree notwithstanding the provisions of Article 16 (1).

      (2) The Financial Supervisory Commission shall, upon receiving the report filed under paragraph (1), consult with the Fair Trade Commission about whether the incorporation of such subsidiary, etc. substantially limits competition on the related market.

      (3) The Financial Supervisory Commission may, where it is recognized that a subsidiary, etc. incorporated under paragraph (1) does not fall under a company subject to report or its incorporation substantially limits competition in the related market, set up a time frame of up to six months and order the financial holding company involved or the subsidiary involved to dispose of stocks of the newly incorporated subsidiary, etc.
      <Amended by Act No. 6692, Apr. 27, 2002>

      (4) When a financial holding company or a subsidiary thereof is ordered to dispose of stocks pursuant to the provisions of paragraph (3), it shall not be eligible to exercise the voting right of the stocks ordered to dispose of from the day it was ordered. <Newly Inserted by Act No. 6692, Apr. 27, 2002>

      (5) In case where a financial holding company or a subsidiary thereof incorporates a company subject to report into a subsidiary, etc., the provisions of Article 24 of the Act on the Structural Improvement of the Financial Industry shall not apply. <Newly Inserted by Act No. 6692, Apr. 27, 2002>

ARTICLE 19 (SUB-SUBSIDIARY)

      (1) Every subsidiary of a financial holding company shall be prohibited from controlling other company with the exception of the company falling under any of the following subparagraphs: Provided, That with respect to a company that controls other company at the time that the former becomes a subsidiary, the same shall not be applied for two years from the date on which the former becomes a subsidiary:

      1. A financial institution, prescribed by the Presidential Decree, which is related in business to the subsidiary concerned; and

      2. A company, prescribed by the Presidential Decree, which is related closely to running the financial business.

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      (2) Every sub-subsidiary of a financial holding company shall be prohibited from controlling any other company: Provided, That with respect to a company that controls other company at the time that the former becomes a sub-subsidiary, the same shall not be applied for two years from the date on which the former becomes a sub-subsidiary.

CHAPTER V DELETED.

ARTICLES 20 THROUGH 37

      Deleted. <by Act No. 6692, Apr. 27, 2002>

CHAPTER VI OPERATION OF FINANCIAL HOLDING COMPANY

ARTICLE 38 (QUALIFICATION REQUIREMENTS FOR OFFICERS)

      A person falling under any of the following subparagraphs shall not become an officer of any financial holding company and he shall, if found to fall under any of the following subparagraphs after becoming an officer, lose his office:

      1. A minor, a person of incompetence or a person of quasi-incompetence;

      2. A bankrupt who has yet to be reinstated;

      3. A person who was sentenced to imprisonment without prison labor or a heavier punishment and for whom 5 years has yet to elapse from the date on which the execution of the sentence was terminated (including the case where the execution of the sentence is deemed to be terminated) or the execution of the sentence was exempted;

      4. A person who was sentenced to a fine or a heavier punishment under this Act or finance-related Acts and subordinate statutes prescribed by the Presidential Decree and for whom 5 years have yet to elapse from the date on which the execution of the sentence was terminated (including the case where the execution of the sentence is deemed to be terminated) or the execution of the sentence was exempted;

      5. A person who is in a stay period after having been sentenced to a stay of the execution of the imprisonment without prison labor or a heavier punishment;

      6. A person who has been removed from his office under this Act or finance-related Acts and subordinate statutes prescribed by the Presidential Decree or dismissed by a disciplinary action and for whom 5 years have yet to elapse from the date on which he was removed from his office or dismissed by the disciplinary action; and

      7. A person who worked as an officer or an employee of a corporation or a company whose business license or authorization, etc. was cancelled in accordance with this Act or finance-related Acts and subordinate statutes prescribed by the Presidential Decree (limited to a person, prescribed by the Presidential Decree, who was directly or correspondingly responsible for the occurrence of the cause of such cancellation) and for whom 5 years have yet to elapse from the date on which such business license or authorization, etc. was cancelled.

ARTICLE 39 (RESTRICTIONS ON CONCURRENT HOLDING OF OFFICE BY OFFICERS)

      (1) Any officer who works as a managing director for a financial holding company shall, where he is in conflict with the interest of customers of a subsidiary, etc. of such financial holding company or he is feared to undermine the sound management of such subsidiary, etc., which are all prescribed by the Presidential Decree, be prohibited from working as a managing director for other company or running other business of earning profits.

      (2) Any officer and any employee of a financial holding company may become an officer of the subsidiary, etc. of such financial holding company notwithstanding paragraph (1) and other finance-related Acts and subordinate statutes.

      (3) Notwithstanding other Acts and subordinate statutes, officers of a subsidiary, etc. of a financial holding company may become officers of another subsidiary, etc. of such financial holding company, which engages in the same type of business. <Newly Inserted by Act No. 6692, Apr. 27, 2002>

ARTICLE 40 (APPOINTMENT OF OUTSIDE DIRECTOR)

      (1) Every financial holding company (limited to any financial holding company prescribed by the Presidential Decree taking into account the assets, etc. of such financial holding company and its subsidiaries; hereafter in this Article, Articles 41 and 21, the same shall apply) shall have not less than three directors who do not serve as managing directors on the board of directors (hereinafter referred to as "outside directors") and the number of such outside directors shall not be less than a half of the total number of directors.

      (2) Every financial holding company shall establish a committee mandated to recommend candidates for outside directors (hereinafter referred to as a "committee mandated to recommend candidates for outside directors") under Article 393-2 of the Commercial Act. In this case, outside directors shall make up not less than a half of members of the committee mandated to recommend candidates for outside directors.

      (3) Outside directors shall be appointed at a general meeting of stockholders from among persons recommended by the committee mandated to recommend candidates for outside directors under paragraph (2).

      (4) A person falling under any subparagraph of Article 54-5 (4) of the Securities and Exchange Act shall not become an outside director and he shall, if found to fall under such provisions after becoming an outside director, lose his office.

      (5) Any financial holding company shall, where the makeup of the board of directors is made inconsistent with the requirements as described in paragraph (1) on the grounds of resignation or death of any outside director, make the composition of the board of directors consistent with the requirements of paragraph (1) at a stockholders' meeting called first from the date on which such grounds accrued. <Amended by Act No. 6692, Apr. 27, 2002>

      (6) The provisions of the later part of paragraph (2) shall not apply to any company that is required to appoint outside directors due to falling under the requirements of paragraph (1) for the first time.

ARTICLE 41 (AUDIT COMMITTEE)

      (1) Every financial holding committee shall establish an audit committee (referring to the audit committee under Article 415-2 of the Commercial Act; hereinafter the same shall apply).

      (2) Outside directors shall make up not less than 2/3 of the total number of members of any audit committee.

      (3) Members of any audit committee, who are not outside directors, shall not fall under any subparagraph of Article 191-12 (3) of the Securities and Exchange Act.

      (4) The composition of any audit committee shall, where it is made inconsistent with the requirement of paragraph (2) on the grounds of resignation or death, etc. of members, be made consistent with such requirement at a regular general meeting of the stockholders called first from the date on which such grounds accrued.

      (5) The provisions of the proviso of Article 415-2 (2) of the Commercial Act shall not apply to the makeup of any audit committee established in accordance with paragraph (1).

ARTICLE 42 (EXERCISE OF STOCKHOLDER' RIGHT)

      (1) Any person who has continued to hold stocks equivalent to not less than 5/100,000 of the total number of stocks issued by a financial holding company for not less than 6 months as prescribed by the Presidential Decree may exercise his right as a stockholder in accordance with the provisions of Article 403 of the Commercial Act (including the case where the provisions are applied mutatis mutandis under Articles 324, 415, 424-2, 467-2 and 542 of the Commercial Act).

      (2) Any person who has continued to hold stocks equivalent to not less than 250/100,000 (not less than 125/100,000 in case of a financial holding company prescribed by the Presidential Decree) of the total number of stocks issued by a financial holding company for not less than 6 months as prescribed by the Presidential Decree may exercise his right as a stockholder in accordance with the provisions of Articles 385 of the Commercial Act (including the case where the provisions are applied mutatis mutandis under Article 415 of the same Act) and Articles 402 and 539 of the Commercial Act.

      (3) Notwithstanding the provisions of paragraph (2), any person who has continued to hold stocks equivalent to not less than 25/100,000 (not less than 125/1,000,000 in the case of a bank holding company prescribed by the Presidential Decree) of the total number of the outstanding stocks of a bank holding company in a manner prescribed by the Presidential Decree for not less than six months may exercise his right as a stockholder stipulated in Article 402 of the Commercial Act. <Newly Inserted by Act No. 6692, Apr. 27, 2002>

      (4) Any person who has continued to hold stocks equivalent to not less than 50/10,000 (not less than 25/10,000 in case of a financial holding company prescribed by the Presidential Decree) of the total number of voting stocks issued by a financial holding company for not less than 6 months as prescribed by the Presidential Decree may exercise his right as a stockholder in accordance with Articles 363-2 and 466 of the Commercial Act. <Amended by Act No. 6692, Apr. 27, 2002>

      (5) Notwithstanding the provisions of paragraph (4), any person who has continued to hold stocks equivalent to not less than 5/10,000 (not less than 25/100,000 in the case of a bank holding company prescribed by the Presidential Decree) of the total number of the outstanding stocks of a bank holding company in a manner prescribed by the Presidential Decree for not less than six months may exercise his right as a stockholder stipulated in Article 466 of the Commercial Act. <Newly Inserted by Act No. 6692, Apr. 27, 2002>

      (6) Any person who has continued to hold stocks equivalent to not less than 150/10,000 (not less than 75/10,000 in case of a financial holding company prescribed by the Presidential Decree) of the total number of stocks issued by a financial holding company for not less than 6 months as prescribed by the Presidential Decree, may exercise his right as a stockholder in accordance with the provisions of Articles 366 and 467 of the Commercial Act. In this case, the exercise of his right as a stockholder under Article 366 of the Commercial Act shall be based on voting stocks.

      (7) Any stockholder described in paragraph (1) may, when he wins a case after filing a litigation under the provisions of Article 403 of the Commercial Act (including the case where the provisions are applied mutatis mutandis under Articles 324, 415, 424-2, 467-2 and 542 of the Commercial Act), apply to any financial holding company for paying litigation costs and all other costs resulting from such litigation.

ARTICLE 43 (LIMITS TO INVESTMENT IN SECURITIES)

      (1) A financial holding company shall be prohibited from investing in securities pursuant to the Securities and Exchange Act (excluding issues by such financial holding company's subsidiaries; hereinafter in this Article referred to as "securities") in excess of an amount derived from subtracting the total amount of investments made in its subsidiaries from its capital. In this case, the method of computing the equity capital shall be determined by the Presidential Decree. <Amended by Act No. 7531, May 31, 2005>

      (2) Notwithstanding the investment in securities within the amount specified in paragraph (1) by any financial holding company, if the amount of investment exceeds the limit specified in paragraph (1) for any one of the following reasons, the provisions under the first part of paragraph
      (1) shall not apply: <Newly Inserted by Act No. 7531, May 31, 2005>

      1. Reduction in capital;

      2. Change in price of securities;

      3. Merger of financial holding company or acquisition of a business;

      4. Enforcement of security interest or collection of payment in substitute; and

      5. Any other unavoidable causes as determined by the Financial Supervisory Service.

      (3) If any financial holding company exceeds the limit specified in paragraph (1) due to any of the reasons listed under paragraph (2), such financial holding company must take appropriate measures to make the investment amount conform to the limit referred in paragraph (1) within one year from the date the amount exceeded the investment limit, Provided, That, the Financial Supervisory Commission may decide to extend the period if it falls under any of the unavoidable causes prescribed in the Presidential Decree. <Newly Inserted by Act No. 7531, May 31, 2005>

ARTICLE 44 (LIMITS TO HOLDING STOCKS OF OTHER COMPANY)

      (1) Any financial holding company may hold stocks issued by other company that is not its subsidiary, etc. within the limit of 5/100 of the total number of stocks issued by such company: Provided, That the same shall not apply to the case where the holding of such stocks falls under Article 8-2
      (1) 3 (the main sentence) or 4 of the Monopoly Regulation and Fair Trade Act (excluding the case where a bank holding company falls under subparagraph 4 of the same paragraph). <Amended by Act No. 6692, Apr. 27, 2002>

      (2) Where a financial holding company holds stocks issued by another company (excluding a financial institution or any company related closely to the financial business) in accordance with the provisions of the main sentence of paragraph (1), such financial holding company shall exercise its voting right not to affect the voting stocks derived from subtracting the number of stocks held by itself from the total number of stocks issued by other company at a general meeting of stockholders of such other company.

ARTICLE 45 (LIMIT TO EXTENDING CREDITS)

      (1) The total amount of credits extended by a financial holding company (excluding any financial holding company controlled by other financial holding company; hereafter the same in this Article shall apply) and its subsidiary, etc. (hereafter in this Article referred to as the "financial holding company, etc.") to the same borrower (referring to the same borrower under Article 35 (1) of the Banking Act) shall not exceed 25/100 of the net total amount of the equity capital of the financial holding company, etc.: Provided, That the same shall not apply to the case falling under any of the following subparagraphs, which is prescribed by the Presidential Decree:

      1. Where it is necessary for the national economy and for securing the effectiveness of credits extended by the financial holding company, etc.; and

      2. Where the limit described in the main sentence is exceeded by a change in the equity capital and the same borrower, etc. although the financial holding company, etc. does not extend any additional credit.

      (2) The total amount of credits extended by the financial holding company, etc. to the same individual or the same corporation shall not exceed the net total amount of 20/100 of its equity capital: Provided, That the same shall not apply to the case falling under the cause of proviso of paragraph (1). <Amended by Act No.6692, Apr. 27, 2002>

      (3) The total amount of credits extended by the financial holding company, etc. to the same person who holds stocks in excess of 10/100 of the total number of voting stocks issued by a financial holding company shall not exceed an amount computed according to the method prescribed by the Presidential Decree within the limit of 25/100 of the net total amount of the equity capital of the financial holding company, etc.: Provided, That the same shall not apply to the case falling under the cause of proviso of paragraph (1). <Amended by Act No. 6692, Apr. 27, 2002>

      (4) The financial holding company, etc. shall, where its credits exceed the limit described in paragraph (1), (2), or (3) (the main sentence), make such credits consistent with such limit, as prescribed by the Presidential Decree, within one year from the date on which such limit was exceed: Provided, That where there are unavoidable reasons prescribed by the Presidential Decree, the Financial Supervisory Commission may extend the period of one year to a fixed period.

      (5) The scope of the subsidiary, etc. referred to in paragraphs (1) through (4), standards for extending credits and the method of computing the equity capital and the net total amount shall be determined by the Presidential Decree.

ARTICLE 45-2 (LIMIT, ETC. OF CREDIT GRANT TO LARGE STOCKHOLDERS OF BANK HOLDING COMPANY)

      (1) The total amount of credit grants that a bank holding company, etc. (excluding a financial holding company controlled by another bank holding company, hereafter in this Article and Articles 45-3 through 45-5, the same shall apply) can extend to the large stockholders of the bank holding company concerned shall not exceed the smaller amount between amount equivalent to the value of the rate, prescribed by the Presidential Decree which is within the extent of 25/100, of the net total amount of such bank holding company's own capital, and the amount equivalent to the value of the investment proportion of such large stockholders of the bank holding company concerned: Provided, That in case where the bank holding company, etc. falls under the cause of the proviso of Article 45 (1), this shall not apply.

      (2) The total amount of credit grants that a bank holding company, etc. can extend to all the large stockholders of the bank holding company concerned shall not exceed the amount equivalent to the value of the rate, prescribed by the Presidential Decree which is within the extent of 25/100, of the net total amount of such bank holding company's own capital.

      (3) A bank holding company shall not, for the purpose of evasion from the credit grant limit pursuant to the provisions of paragraphs (1) and (2), cross-extend credits with other bank holding companies, etc. or banks.

      (4) When a bank holding company, etc. intends to extend credit grants (including the transaction prescribed by the Presidential Decree; hereafter in this Article, the same shall apply) to the large stockholders of the bank holding company concerned not less than the amount prescribed by the Presidential Decree, it shall be subject to the decision of the board of directors in advance. In this case, the board of directors shall decide by unanimous approval of all the directors on the register.

      (5) When a bank holding company, etc. has extended credit grants to the large stockholders of the bank holding company concerned not less than the amount prescribed by the Presidential Decree, it shall report such fact to the Financial Supervisory Commission and announce in public by means of personal computer communication, etc.

      (6) A bank holding company, etc. shall announce in public by means of personal computer communication, etc. the matters regarding the credit grants to the large stockholders of the financial institutions concerned quarterly as prescribed by the Presidential Decree.

      (7) The extent of subsidiary, standard of credit grant, method of calculating one's own capital and the net total amount of one's own capital pursuant to the provisions of paragraphs (1) through (6) shall be prescribed by the Presidential Decree.

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

ARTICLE 45-3 (ACQUISITION LIMIT, ETC. OF STOCKS ISSUED BY LARGE STOCKHOLDERS)

      (1) A bank holding company, etc. shall not acquire (including acquisition by trust business operation; hereafter in this Article, the same shall apply) stocks (including the investment equity; hereafter in this Article, the same shall apply) issued by the large stockholders in excess of the amount equivalent to the value of the rate, prescribed by the Presidential Decree, within the extent of 1/100 of the net total amount of its own capital.

      (2) In case where persons who have not been the large stockholders become the new large stockholders, and consequently a bank holding company, etc. comes to exceed the limit pursuant to the provisions of paragraph (1), the bank holding company concerned shall dispose of the surplus stocks within the time frame prescribed by the Presidential Decree.

      (3) When a bank holding company, etc. intends to acquire the stocks issued by the large stockholders of the bank holding company concerned not less than the amount prescribed by the Presidential Decree, it shall be subject to the decision of the board of directors in advance. In this case, the board of directors shall decide by unanimous approval of all the directors on the register.

      (4) When a bank holding company, etc. has acquired the stocks issued by the large stockholder of the bank holding company concerned not less than the amount prescribed by the Presidential Decree, it shall report such fact to the Financial Supervisory Commission and announce in public by means of personal computer communication, etc.

      (5) A bank holding company, etc. shall announce in public by means of personal computer communication, etc. the matters regarding the acquisition of the stocks issued by the large stockholders of the bank holding company concerned quarterly as prescribed by the Presidential Decree.

      (6) In exercising the voting right of the stocks issued by a large stockholder of the bank holding company concerned, the bank holding company, etc. shall exercise in a way that does not affect the contents of resolution that can be carried by the number of stocks obtained by subtracting the number of stocks held by the bank holding company concerned, etc. from the number of stocks attending the stockholders' meeting of the large stockholder concerned: Provided, That in case where it is evidently expected that loss to the bank holding company concerned, etc. will occur by such cases as merger of the large stockholder, transfer and takeover of business operations, appointment and dismissal of officers, and other matters equivalent to these, this shall not apply.

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

ARTICLE 45-4 (PROHIBITION FROM EXERCISE OF UNREASONABLE INFLUENCE BY LARGE STOCKHOLDERS)

      A large stockholder of a bank holding company shall not be involved in an act falling under any of the following subparagraphs for the purpose of his personal interest contrary to the interest of such bank holding company:

      1. An act of demanding that the bank holding company concerned, etc. furnish undisclosed data or information in order to use unjustifiable influence: Provided, That the cases falling under the provisions of
      Article 42 (5) are excluded;

      2. An act of using unjustifiable influence on the personnel management or business operation of the bank holding company concerned, etc. in consultation with other stockholders under the condition of supply of a benefit in return such as an economic gain, etc.;

      3. An act of using influence on the business operations of the bank holding company concerned, etc. such as demanding early withdrawal of credit grants, etc. for the purpose of interference with the business activities of a competing business operator: or

      4. Other acts equivalent to subparagraphs 1 through 3 and prescribed by the Presidential Decree.

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

ARTICLE 45-5 (DEMAND, ETC. TO SUBMIT DATA TO LARGE STOCKHOLDERS)

      (1) When the Financial Supervisory Commission acknowledges a bank holding company, etc. or the large stockholders of such bank holding company are suspected of having violated the provisions of Articles 45-2 through 45-4, it may demand that the bank holding company, etc. or the large stockholders of such bank holding company submit necessary data.

      (2) In case where the difficulty in financial structure due to the super-abundance, etc. of liability over assets of a large stockholder of a bank holding company, is apprehended to be substantially detrimental to the operational soundness of such bank holding company, etc., and prescribed by the Presidential Decree, the Financial Supervisory Commission may take measures prescribed by the Presidential Decree such as ordering, etc. the bank holding company, etc. to limit credit grants to the large stockholder of the bank holding company concerned.

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

ARTICLE 46 (INVESTMENT OF FINANCIAL HOLDING COMPANY)

      Any financial holding company shall be prohibited from holding stocks issued by its subsidiaries in excess of its equity capital: Provided, That the same shall not apply to a capital increase for improving the financial standing of the subsidiary, etc. and the case prescribed by the Presidential Decree. In this case, the method of computing the equity capital shall be determined by the Presidential Decree.

ARTICLE 47

      Deleted. <by Act No. 6692, Apr. 27, 2002>

ARTICLE 48 (RESTRICTIONS ON ACTS BY SUBSIDIARIES, ETC.)

      (1) Subsidiaries, etc. of any financial holding company shall be prohibited from performing the act falling under any of the following subparagraphs: Provided, That the same shall not apply to the case where such subsidiaries, etc. are incorporated into a new financial holding company and other cases prescribed by the Presidential Decree:

      1. Act of extending credits to a financial holding company to which such subsidiaries, etc. belong;

      2. Act of holding stocks issued by other subsidiaries, etc. (excluding any company controlled directly by such subsidiaries, etc.) of a financial holding company to which such subsidiaries, etc. belong; and

      3. Act of extending credits to other subsidiaries, etc. of a financial holding company to which such subsidiaries, etc. belong in excess of the standards prescribed by the Presidential Decree.

      (2) Where subsidiaries, etc. belonging to the same financial holding company extend credits to each other, such subsidiaries, etc. shall secure appropriate securities according to the standards prescribed by the Presidential Decree: Provided, That the same shall not apply to the case where such subsidiaries, etc. extend credits to each other for their corporate restructuring in a manner that meets the requirements prescribed by the Financial Supervisory Commission.

      (3) Bad assets prescribed by the Presidential Decree shall not be traded between any financial holding company and its subsidiaries, etc. and between such subsidiaries, etc.: Provided, That the same shall not apply to transactions necessary for the corporate restructuring of such subsidiaries, etc. and other cases meeting the requirements prescribed by the Financial Supervisory Commission.

      (4) Any financial holding company and its subsidiaries, etc. (hereinafter referred to as the "financial holding company, etc.") shall observe the standards, such as joint publication and the joint utilization of the computer system, etc., prescribed by the Presidential Decree.

      (5) The subsidiaries, etc. of any financial holding company shall be prohibited from holding stocks issued by such financial holding company:
      Provided, That the same shall not apply to the case where the subsidiaries, etc. of such financial holding company acquire stocks issued by such financial holding company under Article 62-2 (1) of this Act or
      Article 342-2 of the Commercial Act. <Amended by Act No. 6692, Apr. 27, 2002>

      (6) Deleted. <by Act No. 6692, Apr. 27, 2002>

      (7) The subsidiaries, etc. of any financial holding company shall not, where they hold stocks issued by such financial holding company or other subsidiaries, etc. of such financial holding company, be allowed to exercise voting rights thereof.

      (8) The scope of subsidiaries, etc. described in paragraphs (1) 1 and 3 and (2) and standards for extending credits shall be determined by the Presidential Decree.

ARTICLE 48-2 (SUPPLY AND MANAGEMENT OF PERSONAL CREDIT INFORMATION)

      (1) Notwithstanding the provisions of Articles 23 and 24 (1) of the Use and Protection of Credit Information Act, a financial holding company, etc. may supply credit information regarding a person (hereinafter referred to as the "personal credit information") pursuant to the provisions of subparagraphs 1, 3 and 4 of Article 23 of the same Act to let the financial holding company, etc. to which he belongs utilize for the purpose of business operation.

      (2) A securities company, which is a subsidiary, etc. of a financial holding company, may, notwithstanding the provisions of Article 59 of the Securities and Exchange Act, buy and sell securities through the securities company concerned, or supply information, regarding the total amount of money or securities deposited by a truster who intends to buy and sell securities, to let the financial holding company to which he belongs utilize for the purpose of business operation.

      (3) In case where a subsidiary, etc. supplies the personal credit information and information on the total amount of money or securities pursuant to the provisions of paragraphs (1) and (2), the provisions of
      Article 24 (2) of the Use and Protection of Credit Information Act shall not apply.

      (4) A financial holding company, etc. shall appoint not less than one person out of the officers of their own to act as a person in charge of the management of personal credit information, etc. (hereinafter referred to as a "credit information manager") for the strict management of personal credit information, etc.

      (5) A credit information manager shall prepare a business guidebook as set up by the Financial Supervisory Commission for the strict management of personal credit information, etc. and report the contents thereof to the Financial Supervisory Commission.

      (6) A financial holding company, etc. shall set up a treatment policy of the personal credit information, etc. as prescribed by the Presidential Decree, and inform the other party of transaction of the financial holding company concerned, etc. thereof or announce it in public, and post it at the business office.

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

ARTICLE 48-3 (RESTRICTION, ETC. ON TAKING BRIBES)

      (1) The officers and employees of a financial holding company shall not receive gifts, or offer and take or promise bribes in connection with their duty.

      (2) Those who are or have been officers and employees of a financial holding company shall not disclose the information that they came to know in the course of their duty to others or utilize it for purposes other than the business purpose.

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

CHAPTER VII SUPERVISION OF FINANCIAL HOLDING COMPANY

ARTICLE 49 (SUPERVISION)

      (1) The Financial Supervisory Commission may issue orders necessary to supervise financial holding companies, etc. for their sound management.

      (2) Subject to the regulations and instructions of the Financial Supervisory Commission, the Financial Supervisory Service shall supervise whether financial holding companies, etc. observe this Act, any other finance-related Acts and subordinate statutes, and the regulations, orders and instructions of the Financial Supervisory Commission.

ARTICLE 50 (MANAGEMENT GUIDANCE STANDARDS)

      (1) Financial holding companies shall observe the management guidance standards set by the Financial Supervisory Commission according to the Presidential Decree with respect to matters falling under each of the following subparagraphs in order to maintain their sound management:

      1. Matters relating to the financial standing of financial holding companies and their subsidiaries, etc.;

      2. Matters relating to the current management state of financial holding companies and their subsidiaries, etc.; and

      3. Other matters necessary to secure the sound management.

      (2) The Financial Supervisory Commission may, when any financial holding company fails to observe the management guidance standards referred to in paragraph (1) and is feared to undermine greatly the soundness of its management, order such financial holding company to take necessary measures, such as the submission of a management improvement plan, an increase in capital, limits on dividends and disposal of stocks of its subsidiaries, etc., in order to improve its management.

ARTICLE 51 (AUDIT)

      (1) Every financial holding company and its subsidiaries, etc. shall undergo audits conducted by the

      Governor of the Financial Supervisory Service (hereinafter referred to as the "Governor of the Financial Supervisory Service") with respect to their business and properties.

      (2) The Governor of the Financial Supervisory Service may, when he deems it necessary to conduct an audit, ask any financial holding company and its subsidiaries, etc. to report their business or properties, furnish data and get officials in charge to be present and state their opinions.

      (3) Persons who conduct the audit under paragraph (1) shall carry certificates showing their authority and produce them to persons concerned.

      (4) The Governor of the Financial Supervisory Service may ask auditors appointed by any financial holding company and its subsidiaries, etc. under the Act on External Audit of Stock Companies to furnish information they have learned as a result of audits of such financial holding company and its subsidiaries, etc. and other data pertaining to the soundness of their management.

      (5) The Governor of the Financial Supervisory Service shall, when he conducts an audit in accordance with paragraph (1), file a report thereof with the Financial Supervisory Commission. In this case, such report shall, when this Act, finance-related Acts and subordinate statutes, dispositions taken in accordance with this Act and the regulations of the Financial Supervisory Commission are found to have been violated, be appended by a statement of views with respect to the method of dealing with such violations.

      (6) The Financial Supervisory Commission may determine necessary matters concerning methods of and procedures for audit and the affairs of audit.

ARTICLE 51-2 (INSPECTION ON OBJECTS OF CHANGEOVER)

      (1) In case where it falls under any of the following subparagraphs, the Financial Supervisory Commission may let the Governor of the Financial Supervisory Service inspect the operation and property status of the objects of changeover within the minimum extent necessary for its duty:

      1. Where it is necessary to ascertain the checkup result pursuant to the provisions of Article 8-3 (2); or

      2. Where it is acknowledged that the objects of changeover are highly likely to get involved in the illegitimate dealings with a bank holding company, etc. due to unhealthy financial status such as rapid increase in debt, occurrence of huge loss, etc.

      (2) The definite extent, method and other necessary matters regarding the inspection pursuant to the provisions of paragraph (1) shall be set up by the Financial Supervisory Commission.

      (3) The provisions of Article 51 (2) through (4) shall apply mutatis mutandis regarding the inspection pursuant to the provisions of paragraph
      (1).

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

ARTICLE 52 (ALLOTTED CHARGES)

      (1) Any financial holding company that has undergone any audit conducted by the Financial Supervisory Service shall pay allotted charges to the Financial Supervisory Service to cover expenses incurred by audits.

      (2) Necessary matters concerning rates, limits and payments of allotted charges referred to in paragraph (1) shall be determined by the Presidential Decree.

ARTICLE 53 (ACCUMULATION OF REVENUE RESERVE)

      Every financial holding company shall accumulate not less than 10/100 of net earnings, whenever net profits on the settlement of accounts are divided, until the reserve amounts to the total amount of the capital.

ARTICLE 54 (DUTY REPORT)

      (1) Every financial holding company shall compile a duty report describing business results, financial state and other matters prescribed by the Presidential Decree for 3 months, 6 months, 9 months and 12 months from the date on which every business year begins and file it with the Governor of the Financial Supervisory Service within one month after the lapse of each of the periods. In case where the presence of inevitable cause is acknowledged, the Governor of the Financial Supervisory Service may extend the deadline. <Amended by Act No. 6692, Apr. 27, 2002>

      (2) Detailed matters for preparing the duty report referred to in paragraph (1) and other necessary matters shall be determined by the Financial Supervisory Commission. <Amended by Act No. 6692, Apr. 27, 2002>

ARTICLE 55 (PUBLICATION OF FINANCIAL STATEMENTS)

      Every financial holding company shall publish the balance sheet, the profit and loss statement for the current period for the settlement of accounts and the consolidated financial statement required by the Act on External Audit of Stock Companies, all compiled as of the date of the settlement of accounts according to forms prescribed by the Financial Supervisory Commission, within 3 months from the date of the settlement of accounts: Provided, That with respect to any document which cannot be published within 3 months from the date of the settlement of accounts due to unavoidable reasons, its publication may be extended on approval of the Financial Supervisory Commission.

ARTICLE 55-2 (SUBMISSION, ETC. BY ELECTRONIC DOCUMENT)

      When a financial holding company submits or announces in public the data pursuant to the provisions of Articles 54 and 55, it may do so by means of electronic document as set up by the Governor of the Financial Supervisory Service or the Financial Supervisory Commission.

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

ARTICLE 56 (PUBLICATION OF MANAGEMENT)

      Every financial holding company shall publish matters necessary to protect depositors and investors of its subsidiaries, etc., which are prescribed by the Presidential Decree, in a manner prescribed by the Financial Supervisory Commission.

ARTICLE 57 (ADMINISTRATIVE DISPOSITION)

      (1) The Financial Supervisory Commission may, where any financial holding company is feared to undermine the soundness of its management by violating this Act or orders given under this Act, take measures falling under any of the following subparagraphs: <Amended by Act No.6692, Apr. 27, 2002>

      1. Caution and warning to the financial holding company or demand that officers and employees be cautioned, warned and rebuked;

      2. An order given to correct the act of violation in question;

      3. Deleted; <by Act No. 6692, Apr. 27, 2002>

      4. Recommendation that any officer be dismissed or suspended from his duties and an agent be appointed to act in the capacity of any officer in performing the latter's duties; and

      5. Suspension of part of the business of a financial holding company, which has committed an act of violation, for not more than 6 months.

      (2) The Financial Supervisory Commission may, where any financial holding company falls under any of the following subparagraphs, order such financial holding company to suspend the whole of its business for a period of not more than 6 months or dispose of stocks of its subsidiaries, etc., or cancel the authorization granted to such financial holding company: <Amended by Act No. 6692, Apr. 27, 2002>

      1. Where the company has obtained the authorization of Article 3 in a fraudulent or any other unlawful manner;

      2. Where the company has failed to execute an order given to correct the act of violation under paragraph (1) 2;

      3. Where the company runs its business during a business-suspension period under paragraph (1) 5;

      4. Where, in addition to subparagraphs 1 through 3, the company is feared to undermine greatly the interest of depositors and investors of its subsidiaries, etc. by violating this Act and orders given or dispositions taken under this Act; or

      5. Where the financial holding company becomes not to fall under the provisions of Article 2 (1) 1 due to the cause of decrease in stocks in possession, increase and decrease in assets, etc.

ARTICLE 58 (STOCK DISPOSAL DUE TO CANCELLATION OF AUTHORIZATION)

      (1) Any financial holding company shall, where its authorization is cancelled in accordance with Article 57 (2), dispose of stocks held by its subsidiaries that it owns within 3 months from the date of cancellation.

      (2) When a financial holding company is ordered to dispose of stocks pursuant to the provisions of paragraph (1), it shall not exercise the voting right of the stocks ordered to dispose of from the date it is ordered as such.

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

ARTICLE 59 (HEARINGS)

      The Financial Supervisory Commission shall, where it intends to cancel the authorization granted to a financial holding company, hold hearings in accordance with Article 57 (2).

CHAPTER VIII SUPPLEMENTARY PROVISIONS

ARTICLE 60 (AUTHORIZATION FOR MERGER, ETC.)

      (1) Any financial holding company shall, when it intends to dissolve itself or merge with other company, obtain an authorization from the Financial Supervisory Commission under the conditions as prescribed by the Presidential Decree.

      (2) In determining whether an authorization shall be granted or denied under paragraph (1), the Financial Supervisory Commission shall examine whether such dissolution or such merger limits the competition or disrupts the sound order on the financial market and other matters prescribed by the Presidential Decree.

      (3) The provisions of Article 3 (2) and (3) shall apply mutatis mutandis to the authorization of paragraph (1).

ARTICLE 61 (MATTERS TO BE REPORTED)

      Any financial holding company shall, when it falls under any of the following subparagraphs, report without any delay the fact to the Financial Supervisory Commission: <Amended by Act No. 6692, Apr. 27, 2002>

      1. Where an officer is appointed or dismissed;

      2. Where a change occurs in the largest stockholders (referring to the same person in the event of holding the largest number of stocks under the standards for the total number of stocks with voting rights issued by the financial holding company concerned);

      2-2. Where a large stockholder of a bank holding company is replaced;

      3. Where the firm name is changed;

      4. Where the cause of dissolution accrues;

      5. Where a financial holding company or its subsidiaries lose the control over its subsidiaries or their sub-subsidiaries after disposing of its or their stocks; and

      6. Where it is feared to undermine the soundness of the management of a financial holding company, etc. and is prescribed by the Presidential Decree.

ARTICLE 62 (RELATION WITH OTHER ACTS)

      (1) Every financial holding company shall be governed by the Commercial Act and the Monopoly Regulation and Fair Trade Act except as specially provided for in this Act.

      (2) Deleted. <by Act No. 6692, Apr. 27, 2002>

ARTICLE 62-2 (EXCEPTIONS TO STOCK SWAP AND STOCK TRANSFER)

      (1) When a subsidiary acquires stocks of a financial holding company or when a sub-subsidiary acquires stocks of a subsidiary by means of stock swap or stock transfer, in applying the provisions of Article 342-2 of the Commercial Act to the stocks of a financial holding company or a subsidiary allocated as compensation in exchange for its own stocks which fall under any of the following subparagraphs among the stocks concerned, "six months" in paragraph (2) of the same Article shall be regarded as "three years":

      1. Its own stocks acquired out of the exercise of the appraisal right of the stockholders opposing the stock swap or stock transfer; or

      2. Among its own stocks acquired pursuant to the provisions of Article 189-2 (1) and (2) of the Securities and Exchange Act, those purchased from the date of resolution of the board of directors regarding the approval on the stock swap contract or the stock transfer contract till the expiry date of the exercise of the appraisal right of stockholders.

      (2) In applying the provisions of the Commercial Act on the stock swap or stock transfer for the establishment of a complete holding company, "two weeks" in the main sentence of Article 354 (4), Articles 360-4 (1), 360-5
      (2), 360-9 (2), 360-10 (4), 360-17 (1) and 363 (1) of the same Act shall be regarded as "seven days" respectively, "twenty days" in Articles 360-5
      (1) and 360-5 (2) of the same Act as "ten days" respectively, "before one month" in Article 360-8 (1) of the same Acts where.....notifies of his intent to be opposed to the share swap" in Article 360-10 (5) o same Act as "in case where.....notifies of his intent opposing the stock swap within seven days from the date of notification or public announcement stipulated in paragraph (4)", "within the period specified for over one month" in Article 360-19 (1) 2 of the same Act as "within the period fixed for a duration of five days or longer", and "within two months" in Article 374-2 (2) of the same Act as "within one month".

      (3) In case where an agreement is not reached between the stockholders opposing the stock swap or the stock transfer for the establishment of a complete holding company and the company over the stock purchase price, the stock purchase price shall be the amount calculated in accordance with the classification of the following subparagraphs, notwithstanding the provisions of Article 374-2 (4) and (5) of the Commercial Act applied mutatis mutandis in the Article 360-5 (3) of the same Act:

      1. Where the company concerned is a stock-listed company or an Association-registered company pursuant to the Securities and Exchange
      Act: the amount calculated by a method prescribed by the Presidential Decree which is based on the trading price of the stocks concerned traded on the securities market before the day of resolution by the board of directors on the approval of stock swap contract or stock transfer contract; and

      2. Where the company concerned is other than the one in the subparagraph 1: the amount calculated by an accounting expert. In this case, the extent of accounting expert and the procedures of appointment shall be prescribed by the Presidential Decree.

      (4) In case where a company intending to swap stocks or transfer stocks for the establishment of a complete holding company, or the stockholders holding not less than 30/100 of the number of stocks requested for appraisal pursuant to the provisions of Article 360-5 of the Commercial Act, oppose the stock purchase price calculated pursuant to the provisions of paragraph (3), the company or the stockholders concerned may apply for arbitration to the Financial Supervisory Commission till ten days prior to the day the purchase pursuant to the provisions of Article 374-2 (2) of the Commercial Act is to be completed.

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

ARTICLE 63 (ENTRUSTMENT OF AUTHORITY)

      The Financial Supervisory Commission shall entrust part of its authority under this Act to the Governor of the Financial Supervisory Service under the conditions as prescribed by the Presidential Decree.

CHAPTER IX IMPOSITION AND COLLECTION OF PENALTY SURCHARGES

ARTICLE 64 (PENALTY SURCHARGES)

      The Financial Supervisory Commission may, where any financial holding company and its subsidiaries, etc. violate the provisions of Articles 43 through 45, 45-2, 45-3, 46, 48, 58 (1) or 62-2 (1), impose penalty surcharges on them according to the classification falling under each of the following subparagraphs: <Amended by Act No. 6692, Apr. 27, 2002>

      1. Where the limit on the investment of securities under Article 43 is exceeded, not more than 10/100 of the amount of the investment made in excess;

      2. Where the limit on the holding of stocks under Article 44 is exceeded, not more than 10/100 of the total amount of book value of the stocks in possession;

      3. Where the limit on credits under Article 45 (1) through (3) is exceeded, not more than 10/100 of the excessive credit grant amount;

      4. Where the limit of credit grants pursuant to the provisions of Article 45-2 (1) and (2) is exceeded: not more than 20/100 of the excessive credit grant amount;

      5. Where the limit of stock acquisition pursuant to the provisions of
      Article 45-3 (1) is exceeded: not more than 20/100 of the total amount of book value of the stocks acquired in excess;

      6. Where the limit on holding stocks under Article 46 is exceeded, not more than 10/100 of the total amount of book value of the stocks in possession;

      7. Where subsidiaries, etc. extend credits to their financial holding company in contravention of Article 48 (1) 1, not more than 10/100 of the amount of credits granted;

      8. Where stocks of subsidiaries, etc. are held in contravention of Article 48 (1) 2, not more than 10/100 of the total amount of book value of the stocks in possession;

      9. Where the limit on cross extension of credits between subsidiaries, etc. is exceeded in contravention of Article 48 (1) 3, not more than 10/100 of the excessive credit grant amount;

      10. Where credits are granted without securing appropriate security in contravention of Article 48 (2), not more than 10/100 of the credit grant amount;

      11. Where bad assets are traded in contravention of Article 48 (3), not more than 10/100 of the book value of such assets;

      12. Where stocks are held in violation of the provisions of Article 48
      (5): not more than 2/100 of the
      total amount of book value of the stocks in possession;

      13. Where a financial holding company holds stocks of a subsidiary longer than the period pursuant to the provisions of Article 58 (1): not more than 10/100 of the total amount of book value of the stocks of the subsidiary; and

      14. Where stocks are held in violation of Article 62-2 (1): not more than 2/100 of the total amount of book value of the stocks in possession.

ARTICLE 65 (IMPOSITION OF PENALTY SURCHARGES)

      (1) The Financial Supervisory Commission shall, when it imposes penalty surcharges in accordance with Article 64, take into account matters falling under each of the following subparagraphs:

      1. Substance and extent of the act of violation;

      2. Period and frequency of the act of violation; and

      3. Scale of profits earned by the act of violation.

      (2) The Financial Supervisory Commission may, where a company that has committed a violation of the provisions of this Act merges with other company, regard the act of violation committed by such company as committed by a company surviving such merger or a company newly incorporated by such merger, and impose and collect penalty surcharges.

      (3) Standards for imposing penalty surcharges under paragraph (1) and other matters necessary for imposing penalty surcharges shall be determined by the Presidential Decree.

ARTICLE 66 (PUTTING FORTH OF OPINION)

      (1) The Financial Supervisory Commission shall give a party or an interested person, etc. an opportunity to put forth his opinion prior to imposing any penalty surcharges on him.

      (2) The party or the interested person, etc. referred to in paragraph (1) may be present at a meeting of the Financial Supervisory Commission to state his opinion or submit necessary data.

ARTICLE 67 (RAISING OBJECTION)

      (1) Any financial holding company that is dissatisfied with a disposition taken to impose penalty surcharges on it under Article 64 may raise an objection to the Financial Supervisory Commission, citing the reasons thereof, within 30 days from the date on which it was notified of such disposition.

      (2) The Financial Supervisory Commission shall decide on the objection raised under paragraph (1) within 30 days from the date of receipt:
      Provided, That where the Financial Supervisory Commission is unable to make the decision within the period of 30 days due to unavoidable reasons, such period may be extended within the limit of 30 days.

      (3) Any person who is dissatisfied with the decision made under paragraph
      (2) may file an administrative appeal.

ARTICLE 68 (EXTENSION OF TIME LIMIT FOR PAYMENT OF PENALTY SURCHARGES AND INSTALLMENT PAYMENT)

      (1) The Financial Supervisory Commission may, when a person, who is subjected to the imposition of penalty charges (hereinafter referred to as a "person liable to pay penalty surcharges"), is recognized to be difficult to pay the total amount of penalty surcharges imposed on him in a lump sum due to the reasons falling under any of the following subparagraphs, extend the payment time limit or allow him to pay such penalty surcharges in installments. In this case, the Financial Supervisory Commission may, where it is deemed necessary, get the person liable to pay such penalty surcharges to offer security therefor:

      1. Where his property is significantly damaged by disaster, etc.;

      2. Where his business is in serious crisis due to the aggravation of business conditions;

      3. Where the lump sum payment of his penalty surcharges is expected to weaken significantly his funding position; and

      4. Where any other cause corresponding to each of subparagraphs 1 through 3 accrues.

      (2) Any person liable to pay penalty surcharges shall, when he intends under paragraph (1) to get the time limit for payment of his penalty surcharges extended or his penalty surcharges paid in installments, file an application thereof with the Financial Supervisory Commission at least 10 days prior to the payment time limit.

      (3) The Financial Supervisory Commission may, when any person liable to pay penalty charges, whose payment time limit has been extended or payment of penalty surcharges in installments has been allowed under paragraph (1), falls under any of the following subparagraphs, cancel his decision to extend the payment time limit and to allow him to pay his penalty surcharges in installments, and then collect the penalty surcharges in a lump sum:

      1. When he fails to pay penalty surcharges that have been decided to be paid in installments within the installment payment time limit;

      2. When he fails to execute orders issued by the Financial Supervisory Commission to change his security or preserve his security;

      3. When he is subjected to compulsory execution, commencement of auction, adjudication of bankruptcy, dissolution of a corporation, and a disposition taken to collect national and local taxes in arrears, or the whole or part of his penalty surcharges is recognized to be unable to be collected; and

      4. When any other cause corresponding to subparagraphs 1 through 3 accrues.

      (4) Necessary matters with respect to the extension of the payment time limit, the payment of penalty surcharges in installments, or security, etc. under paragraphs (1) through (3) shall be determined by the Presidential Decree.

ARTICLE 69 (COLLECTION OF PENALTY SURCHARGES AND DISPOSITION ON ARREARS)

      (1) The Financial Supervisory Commission may, where any person liable to pay penalty surcharges fails to pay his penalty surcharges within the payment time limit, collect additional dues prescribed by the Presidential Decree, which are imposed on a period ranging from the date following the date of the payment time limit to the date preceding the date of the payment.

      (2) The Financial Supervisory Commission may, where any person liable to pay penalty surcharges fails to pay his penalty surcharges within the payment time limit, serve a demand notice, fixing a period for paying such penalty surcharges in arrears. The Financial Supervisory Commission may, where the person liable to pay penalty surcharges fails to pay his penalty surcharges and additional dues referred to in paragraph (1), collect such penalty surcharges and additional dues in question according to the example of a disposition taken to collect national taxes in arrears.

      (3) The Financial Supervisory Commission may entrust the work of collecting penalty surcharges and additional dues or taking disposition against arrears as prescribed in paragraphs (1) and (2) to the Commissioner of the National Tax Service.

      (4) Matters necessary for the collection of penalty surcharges shall be prescribed by the Presidential

      Decree.

ARTICLE 69-2 (CHARGE TO COMPEL EXECUTION)

      (1) When those who have been ordered to dispose of stocks pursuant to the provisions of Article 8-3 (5), 10 (2), 10-2 (5) or 18 (3) do not execute such order within the fixed period of time, the Financial Supervisory Commission may impose a charge to compel execution thereof within the extent not exceeding the amount obtained by multiplying the book value of the stocks subject to disposal by 3/10,000 for each day passing by.

      (2) The charge to compel execution shall be imposed for the period of time from the following day of the expiration of the execution period fixed in the stock disposal order till the day the stock disposal (referring to the day of stock certificate delivery) is executed.

      (3) In case where the execution is not carried out even after the elapse of ninety days from the expiration of execution period set up in the stock disposal order, the Financial Supervisory Commission shall, regarding the collection of the charge to compel execution, collect the charge to compel execution on the basis of each ninety days passing by, counting from such expiration day.

      (4) The provisions of Articles 65 through 69 shall apply mutatis mutandis to the imposition and collection of the charge to compel execution.

      [This Article Newly Inserted by Act No. 6692, Apr. 27, 2002]

CHAPTER X PENAL PROVISIONS

ARTICLE 70 (PENAL PROVISIONS)

      (1) A person who falls under any of the following subparagraphs shall be punished by imprisonment of up to five years or by a fine not exceeding two hundred million won:

      1. A person who runs the principal business of controlling financial institutions or companies closely related to the operation of financial business through stock holding, and controls not less than one financial institution without obtaining an authorization under Article 3;

      2. A person who has extended credit grants to the large stockholders and the stockholders who have been offered such credit grants in violation of the provisions of Article 45-2 (1) through (3);

      3. A person who has acquired stocks issued by the large stockholders in violation of the provisions of

      Article 45-3 (1);

      4. A person who has violated the provisions of Article 45-4;

      5. A person who has violated the provisions of Article 48-3 (1);

      6. A person who has disclosed the information that he came to know in the course of his duty or utilized it for purposes other than duty purpose in violation of the provisions of Article 48-3 (2); or

      7. An officer or employee of a financial holding company, etc. who has furnished or disclosed the personal credit information, etc. that he came to know in the course of his duty to those other than such financial holding company, etc., or utilized the personal credit information for purposes other than business purpose.

      (2) A person who falls under any of the following subparagraphs shall be punished by imprisonment of up to three years or by a fine not exceeding one hundred million won:

      1. A person who has violated the provisions of Article 7;

      2. A person who has acquired stocks in excess of the stock holding limit in violation of Article 44; or

      3. A person who has extended credit grants in excess of the credit grant limit in violation of the provisions of Article 45.

      (3) A person who falls under any of the following subparagraphs shall be punished by imprisonment of up to one year or by a fine not exceeding thirty million won:

      1. A person who has violated the provisions of Article 15;

      2. A person who has incorporated subsidiaries, etc. into his company without obtaining an authorization thereof in violation of Article 16;

      3. A person who has incorporated sub-subsidiaries, etc. into his company in violation of the provisions of Article 19;

      4. A person who has invested in the securities in excess of the investment limit of securities in violation of the provisions of Article 43;

      5. A person who has acquired stocks in excess of the stock-holding limit in violation of the provisions of Article 46;

      6. A person who has violated the provisions of Article 48; or

      7. A person who has dissolved his company or merged his company with another company without obtaining an authorization pursuant to the provisions of Article 60.

      (4) A person who has incorporated subsidiaries, etc. into his company without making a report thereof in violation of Article 18 shall be punished by imprisonment of up to six months or by a fine not exceeding ten million won.

      [This Article Wholly Amended by Act No. 6692, Apr. 27, 2002]

ARTICLE 71 (JOINT PENAL PROVISIONS)

      If the representative of a corporation or the agent, the employed or any other employee of a corporation or an individual commits an act of violating Article 70 in connection with the business of the corporation or the individual, such corporation or such individual shall be fined in addition to the punishment of the actor.

ARTICLE 72 (FINE FOR NEGLIGENCE)

      (1) A person who falls under any of the following subparagraphs shall be punished by a fine for negligence not exceeding fifty million won:
      <Amended by Act No. 6692, Apr. 27, 2002>

      1. A person who has failed to report in violation of the provisions of
      Article 8 (2);

      2. A person who has violated the order of the Financial Supervisory Commission pursuant to the provisions of Article 10 (2);

      3. A person who has failed to respond to the demand of supply, etc. of the data pursuant to the provisions of Article 10-2 (2) or 45-5 (1);

      4. A bank holding company, etc. who has failed to go through the resolution of the board of directors in violation of the provisions of
      Article 45-2 (4) or 45-3 (3);

      5. A bank holding company, etc. which has failed to report to the Financial Supervisory Commission or announce in public in violation of
      Article 45-2 (5) and (6) or 45-3 (4) and (5);

      6. A person who has violated the provisions of Article 48-2 (4) through
      (6);

      7. A person who has refused, obstructed or evaded the inspection pursuant to the provisions of Article 51-2; or

      8. A financial holding company which has violated this Act or the regulations, orders or directions pursuant to this Act.

      (2) Any person falling under any of the following subparagraphs shall be punished by a fine for negligence not exceeding 10 million won: <Amended by Act No. 6692, Apr. 27, 2002>

      1. A person who has violated Article 39;

      2. A person who has failed to file a duty report in violation of Article 54 or falsely prepared a business report;

      3. A person who has failed to publish in violation of Article 55 or falsely published;

      4. A person who has failed to make a public notice in violation of Article 56 or made a false public notice;

      5. A person who has dodged or hindered any audit conducted under this Act, hiding books and documents, making unreliable reports and using other methods;

      6. A person, an officer or an employee of a financial holding company, who has neglected to keep or furnish documents, make reports, publish or make public notices, which are required by this Act; and

      7. A person who has violated this Act or any regulations made, orders issued, or instructions given under this Act.

      (3) The fine for negligence referred to in paragraphs (1) and (2) shall be imposed and collected by the Financial Supervisory Commission as prescribed by the Presidential Decree.

      (4) Any person who is dissatisfied with a disposition taken to impose a fine for negligence on him under paragraph (3) may raise an objection to the Financial Supervisory Commission within 30 days from the date on which he was notified of such disposition.

      (5) When a person who is subjected to a disposition taken to impose a fine for negligence on him under paragraph (3) raises an objection under paragraph (4), the Financial Supervisory Commission shall promptly notify the competent court, which shall, upon receiving such notice, put the case on trial in accordance with the Non-Contentious Case Litigation Procedure Act.

      (6) Where the person does not raise any objection within the period as prescribed in paragraph (4) and does not pay the fine for negligence in question, such fine for negligence shall be collected according to the example of a disposition taken to collect national taxes in arrears.

ADDENDA

ARTICLE 1 (ENFORCEMENT DATE)

      This Act shall enter into force one month after the date of its promulgation.

ARTICLE 2

      Omitted.

ARTICLE 3 (TRANSITIONAL MEASURES CONCERNING ALREADY ESTABLISHED COMPANY)

      Where any company, which runs the principal business of controlling companies related closely to financial institutions and the financial business and controls one or more financial institutions through stock holdings, which has already filed with the Fair Trade Commission in accordance with Article 8 of the Monopoly Regulation and Fair Trade Act at the time when this Act enters into force, such company shall be deemed to have been granted an authorization under this Act and measures shall be taken to make such company consistent with this Act within 6 months from the date on which this Act enters into force.

ARTICLE 4 (SPECIAL CASE FOR RESTRICTIONS ON CONTROL OF FINANCIAL HOLDING COMPANIES BY FINANCIAL INSTITUTIONS)

      (1) Any financial institution (including any financial institution incorporated in accordance with foreign Acts and subordinate statutes) that controls other financial institution at the time that this Act enters into force may become a controlling stockholder in control of a financial holding company that runs such other financial institution as a subsidiary through the swap or transfer of stocks, notwithstanding the provisions of
      Article 7.

      (2) The swap or transfer of stocks referred to in paragraph (1) shall be limited to what is actually effected within one year from the date on which this Act enters into force.

      (3) A financial institution, even if it is in control of a financial holding company under paragraph (1), shall not become the largest stockholder of such financial holding company.

      (4) Any financial institution, which controls a financial holding company in accordance with paragraph (1), shall be prohibited from holding stocks of such financial holding company in excess of the holding ratio (referring to the holding ratio at the time that the final effect of the swap or transfer of stocks takes effect) under which the former acquires stocks of the latter through the swap or transfer of stocks.

ARTICLE 5 (TRANSITIONAL MEASURES CONCERNING CREDIT GRANT LIMIT)

      The provisions of Articles 45 (1) through (3) and 48 (1) 3, where any financial institution, which is already established at the time when this Act enters into force, has been subject to the application of transitional measures with respect to the credit grant limit in accordance with other finance-related Acts and subordinate statutes for a certain period, shall not apply to such financial institution for such period.

ARTICLE 6 (DISPOSAL OF STOCKS OF FINANCIAL HOLDING COMPANY CONTROLLED BY GOVERNMENT)

      (1) Where the Government becomes a stockholder in control of any financial holding company after the enforcement of this Act, the Government shall strive to dispose of stocks held by it through a phased process within 5 years not to further hold its position as controlling stockholder.
      <Amended by Act No. 7344, Jan. 27, 2005>

      (2) The Government shall, if it fails to dispose of its stocks necessary to put itself out of the position of a controlling stockholder within the period referred to in paragraph (1), dispose of the stocks concerned within the next one year, not to further hold its position as controlling stockholder: Provided, That, if there exists any compelling cause, the said period may be extended to one more year with the consent of the Public Fund Management Committee under the Special Act on the Management of Public Funds. <Amended by Act No. 7338, Jan. 17, 2005> .

      (3) Where the period of disposing the stocks is extended pursuant to the proviso of paragraph (2), the Minister of Finance and Economy shall report the fact of and the cause for such extension to the competent Standing Committee of the National Assembly not later than the date when the said period expires. <Newly Inserted by Act No. 7344, Jan. 27, 2005>

ADDENDA <Act No. 6692, Apr. 27, 2002>

      (1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation: Provided, That the amended provisions of Articles 20 through 37 and 62-2 shall enter into force on the day of its promulgation.

      (2) (Transitional Measures regarding Penalty and Fine for Negligence) With respect to the application of penalty and fine for negligence against the violations perpetrated before the enforcement of this Act, the previous provisions shall govern.

      ADDENDA <Act No. 7344, Jan. 27, 2005>

      This Act shall enter into force on the day of its promulgation.

      ADDENDA <Act No. 7531, May 31, 2005>

      (1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation.

      (2) (Transitional Measures Concerning Limits to Investments in Securities) At the time this Act is promulgated, if any financial holding company made an investment in securities in excess of the limits specified under revised Article 43 (1), the financial holding company must take appropriate measures to conform to the revised Act within one year from the promulgation date of the revised Act. Provided, That, the Financial Supervisory Service may decide to extend the period when examining the amount of securities held by the financial holding company, the circumstances surrounding the stock market, etc., determines there are inevitable causes.